UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
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PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Name of registrant as specified in its charter)

______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING
THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2020
The following additional information supplements the Notice of Annual General Meeting of Shareholders to be held on May 19, 2020 (the “Annual Meeting”) and the accompanying Proxy Statement filed by Prothena Corporation plc (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2020, and subsequently made available to the Company’s shareholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting scheduled to be held on Tuesday, May 19, 2020, at 4:00 p.m. local time, at The Merrion Hotel, Upper Merrion Street, Dublin 2, Ireland.
This additional information is being filed with the SEC and made available to the Company’s shareholders on April 24, 2020.
THIS ADDITIONAL INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE COMPANY’S PROXY STATEMENT.
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PROTHENA CORPORATION PLC

Registered in Ireland - No. 518146
77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 T804, Ireland

NOTICE OF PLANNED ADJOURNMENT TO DIFFERENT VENUE FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2019
To the Shareholders of Prothena Corporation plc:
Due to the COVID-19 pandemic and restrictions issued by governmental authorities in Ireland in response to that pandemic, and to protect the health and safety of our shareholders, directors, employees, service providers and local community, we have determined that the annual general meeting of our shareholders (the “Meeting”) scheduled to be held on Tuesday, May 19, 2020, at 4:00 p.m. local time, at The Merrion Hotel, Upper Merrion Street, Dublin 2, Ireland, will be still be held on that date, but will adjourn and reconvene at the offices of the Company’s legal counsel, A&L Goodbody, North Wall Quay, IFSC, Dublin 1, Ireland, at 4:30 p.m. local time.
We value our shareholders’ attendance at and contributions to our annual general meetings. However, given the restrictions announced by the Irish Government on March 27, 2020, and April 10, 2020, to reduce the spread of COVID-19, we strongly encourage our shareholders not to seek to attend the Meeting in person. In particular, shareholders who are experiencing any COVID-19 symptoms or who have been in contact with any person experiencing any COVID-19 symptoms should not attend the Meeting. In addition, in order to comply with the latest governmental restrictions, we may refuse entry to the Meeting or institute procedures or limitations on attendees, including limiting seating, requiring health screenings or imposing other measures or requirements to enter the building where the Meeting will be held. The Meeting will be conducted swiftly and efficiently, and the venue will be promptly vacated upon completion of the Meeting.
Despite these restrictions on attending the Meeting in person, it is important that your shares be represented at the Meeting. We therefore urge you to vote your shares by proxy in advance of the Meeting by completing, signing, dating and returning your proxy card or by following the alternative procedures described in our proxy materials for voting by telephone or the internet.
By Order of the Board of Directors

/s/ Michael J. Malecek
Michael J. Malecek
Company Secretary
April 24, 2020